                                                                      (d)(2)(ii)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                         INVESTMENT MANAGEMENT AGREEMENT

                                     BETWEEN

                                ING MUTUAL FUNDS
                                       AND
                              ING INVESTMENTS, LLC

SERIES                                    ANNUAL INVESTMENT MANAGEMENT FEE
------                            ---------------------------------------------
                                  (as a percentage of average daily net assets)
ING Foreign Fund                        1.00% of assets up to $500 million
                                    0.90% of assets in excess of $500 million

ING Global Equity Dividend Fund                       0.70%

ING International Fund                                1.00%

ING Precious Metals Fund                1.00% of assets up to $50 million
                                     0.75% of assets in excess of $50 million

ING Russia Fund                                       1.25%